Exhibit 99.2

Frequently Asked Questions: YTB and LTS

Over the last ten years, we’ve challenged an industry, persevered through adversity, and accomplished things that had never been done before in network marketing.  From awarding the first ever million dollar bonus to providing health and life insurance benefits to our Directors to paying out more than $340,000,000 in commissions to our sales force, we are a true pioneer thanks to you.  And because of you, we are not settling for having just a great first ten years.  You deserve more than that, and we’re gearing up to give you everything we ever dreamed.  Are you ready to take your business to a global perspective?  It’s closer than you might think.

Get Ready! We’re revolutionizing network marketing…
We are excited to announce that YTB has reached an agreement in principle to merge with LTS Nutraceuticals to form a new public holding company.  Closing of the merger is subject to customary conditions and approvals.  Once approved, YTB would become a wholly owned subsidiary operating as a stand alone company.  In other words, we’re sharing resources without compromising the integrity of our two companies.  We’ll continue focusing on travel with a new global outlook, and LTS will continue a growth strategy in the nutraceutical industry with even greater capacity.  Can you imagine the possibilities? For the first time in the history of our industry, two companies are working together to create something even better!  The world is open, and this is only the beginning.  As we work together, we’ll continue to strengthen our core products individually and add new companies who believe in our vision to create an even stronger presence worldwide.  We hope you’re ready for one amazing venture!

We know you have many questions!  Please review some of our frequently asked questions below.  (If you have a question that is not addressed here, please email it to support@ytb.com to be added to this document.)

The following answers are subject to final agreements and are only applicable once all closing conditions have been satisfied and all approvals are obtained.

General:
1.	What will be the structure of the new company?
a.	YTB would be a wholly owned subsidiary of a new publicly traded company operating as a stand alone subsidiary specializing in the sale of home-based travel businesses.
2.	Who would lead the consolidated company?
a.	There will be a Board of Directors comprised of individuals from both companies with Scott and Coach likely representing YTB in the new parent company.
3.	What would happen to the Wood River Home Office building?
a.
Our home office building and its amazing staff are an incredible asset.  While continuing to provide superior support to our YTB members, we would also plan to expand to help LTS.  They are extremely excited about the possibilities of utilizing our experienced and knowledgeable staff in Internet Technologies, Accounting, Rep Support, Warehousing and more.

4.	What will happen to Coach and Scott Tomer? Will they still be managing the company? Who will be in charge?
a.
The plan is for each company to retain their current management, and for Coach and Scott Tomer to join the Board of Directors for the new parent company to continue guiding our future.  We would continue to operate and provide wonderful services and products that you have come to expect from us at YTB.

5.	Could this help us with international expansion?
a.	Yes it could. LTSN has been approved to operate in Hong Kong, Singapore and Taiwan, and they will continue to look for new markets.
6.	Is this a buy-out?
a.
No.  YTB shareholders exchange their shares for new shares in the parent company according to the terms of a merger agreement that would be presented to the shareholders for approval after both companies’ annual filings are completed.

7.	If our focus is travel, why would we merge with a nutraceuticals company? Would our new focus be nutraceutical products?
a.
No.  The purpose of this merger would be to set a foundation for the future of network marketing.  We want this to be a place where companies with different products and sales forces can come under one umbrella to benefit from shared resources.  It’s not to combine products and opportunities, but to make the YTB product offering stronger. In the future, there may be opportunities for our Reps to take advantage of additional company opportunities should they choose to, but our focus would not change from travel.  Furthermore, personal recruiting genealogy for our Rep sales team will be protected.  For more information about Rep recruiting, please see the “Rep” section below.

8.	Why are you announcing this prior to shareholder approval?
a.
  Because we want you to know about our current plans.  From here, we’ll make regulatory filings, prepare a proxy statement for our shareholders to review, which will contain all relevant information about the merger, hold a vote, and complete the merger by taking various other actions should all of the conditions to closing and regulatory approvals be received.

9.	I have stock in YTB; what happens to my shares?
a.	Any and all questions relating to owners of YTBI stock will be addressed in the shareholder proxy statement.

Reps:

10.	What happens to my current business? Will the compensation plan, bonus structure, 3 and Free Program, or my focus in building my YTB business change?
a.
No.  Our plan is that nothing about your current business would change.  Continue focusing on building your PowerTeam, working toward your next bonus by selling the Travel Program, and telling all your RTAs about the 3 and Free Club.

11.	What if someone on my team wants to participate in the LTS opportunity – is there any chance I could lose them?
a.
No.  Our plan is that each company’s full genealogy will be protected.  We’ll be working with LTS over the coming months to put a program in place for those who wish to take advantage of their product offerings and vice versa.  When that happens, your personal sponsor, upline and downline will be respected in the other company’s genealogy.  This will be the same for those in LTS who wish to take advantage of our opportunities in YTB.

12.	What happens if someone in LTS signs up one of my Reps in LTS?
a.	This is not allowed. Anyone who starts in LTS prior to the option being available will be moved back to their YTB sponsor.

RTAs:

13.	What about First Travel Alliance? Would they still be the new travel company? Could this affect the travel company?
a.	First Travel Alliance is and will be our travel company, and it will not affect the management of the travel company or your ability to sell great travel offerings through your travel booking engine.
14.	Could this merger open up additional areas to sell travel?
a.
Yes.  That is one of the great advantages of completing this merger.  The global capacity available to us by joining forces with LTS is undeniable and very exciting.  Get ready to take your business to a whole new level with Asia on the horizon.

About livethesource®:

The livethesource® philosophy is based on the principle of People Helping People.

People helping each other by providing a totally unique opportunity to succeed and thrive in an environment of peers who share the same vision.

At the heart of livethesource® is Ted Farnsworth. Ted is a true visionary who was driven to release a superior vitamin supplement, one formulated with the finest and purest ingredients on earth using a revolutionary new process called Nanotechnology or Micro-encapsulation technology.

Research showed that by combining superior ingredients using a state-of-the-art nanotechnology process could improve potency, utilization and absorption of the vitamins, minerals and herbal compounds within the product. It is this type of exciting, state-of-the-art technology that elevates livethesource® products above the rest.

The livethesource® family of products are marketed via multiple channels; utilizing direct sales (direct to consumer via TV, Radio, Web, Mail), retail sales, and network marketing sales.  We call this Inline Marketing™.

What makes Inline Marketing™ unique and so innovative is that the independent entrepreneur can earn income from all marketing channels, not just from the sales they make or from those from their down-line.  livethesource® Entrepreneurs earn from the Inline! Entrepreneurs can literally earn income while they sleep…as someone purchases one of the livethesource® family of retail products at a store, online, anywhere in the country…or in the world!

The livethesource® mission is to help others become healthier and stronger physically, spiritually and financially, and to lead the way by example.

Certain matters set forth in these frequently asked questions contain forward-looking statements. Such statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements, including the possibility that the merger will not be consummated. For a discussion of certain factors that may cause such forward-looking statements to differ materially from these statements, see the Company's reports filed from time to time with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2010. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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